CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 28, 2007 (except as to note 18 which is as of June 26, 2007) with respect to the consolidated financial statements of Olympus Pacific Minerals Inc. (the "Company") as at December 31,
2006 and 2005 and for each of the years in the three year period ended December
31, 2006 in the Registration Statement on Form 20-F/A of the Company dated June
29, 2007.

Toronto, Canada                                            /s/Ernst & Young LLP
June 26, 2007                                             Chartered Accountants
                                                    Licensed Public Accountants